Exhibit 10.3




                                MORGAN STANLEY

                      EQUITY INCENTIVE COMPENSATION PLAN



                 [FISCAL YEAR] DISCRETIONARY RETENTION
                                    AWARDS
                             MANAGEMENT COMMITTEE




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                    TABLE OF CONTENTS FOR AWARD CERTIFICATE

         1.       Stock units generally......................................3
         2.       Vesting schedule and conversion............................3
         3.       Special provision for certain employees....................4
         4.       Dividend equivalent payments...............................4
         5.       Death, Disability and Full Career Retirement...............4
         6.       Change in Control and Change in Ownership..................5
         7.       Cancellation of awards under certain circumstances.........5
         8.       Tax and other withholding obligations......................7
         9.       Satisfaction of obligations................................7
         10.      Nontransferability.........................................8
         11.      Designation of a beneficiary...............................8
         12.      Ownership and possession...................................8
         13.      Securities law compliance matters..........................9
         14.      Compliance with laws and regulation........................9
         15.      No entitlements...........................................10
         16.      Consents under local law..................................10
         17.      Award modification........................................10
         18.      Severability..............................................11
         19.      Governing law.............................................11
         20.      Defined terms.............................................11



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                                MORGAN STANLEY


                             MANAGEMENT COMMITTEE
              AWARD CERTIFICATE FOR DISCRETIONARY RETENTION AWARD
                                OF STOCK UNITS
                                FISCAL YEAR [ ]



                  Morgan Stanley has awarded you retention stock units as your discretionary long-term incentive compensation for services provided during Fiscal Year [ ] and as an incentive for you to continue to remain in Employment and provide services to the Firm, as provided in this Award Certificate. This Award Certificate sets forth the general terms and conditions of your Fiscal Year [ ] award. The number of stock units in your award has been communicated to you independently.

                  If you are employed outside the United States, you will also receive an "International Supplement" that contains supplemental terms and conditions for your Fiscal Year [ ] award. This Award Certificate should be read in conjunction with the International Supplement, if applicable, in order for you to understand the terms and conditions of your award.

                  Your award is made pursuant to the EICP. References to "stock units" in this Award Certificate mean only those stock units included in your Fiscal Year [ ] award, and the terms and conditions herein only apply to such award. If you receive any other award under the EICP or another equity compensation plan, it will be governed by the terms and conditions of the applicable award documentation, which may be different from those herein.

                  The purpose of the award is, among other things, to align your interests with the interests of the Firm, to reward you for your continued employment and service to the Firm in the future, to protect the Firm's interests in non-public, confidential and/or proprietary information, products, trade secrets, customer relationships, and other legitimate business interests, and to ensure orderly transition of responsibilities. In view of these purposes, you will earn each portion of your Fiscal Year [ ] award only if you do not engage in any activity that is a cancellation event set forth in
Section 7 below. Therefore, even if your award has vested, you will have no right to your award if a cancellation event occurs. You will be required to provide Morgan Stanley with such written certification or other evidence as Morgan Stanley deems appropriate, from time to time in its sole discretion, to confirm that no cancellation event has occurred. If you fail to provide such certification or evidence, Morgan Stanley may cancel your award.

                  Section 409A, which was adopted pursuant to the American Jobs Creation Act of 2004, imposes new rules relating to the taxation of deferred compensation, including your Fiscal Year [ ] stock unit award. We anticipate that the United States Treasury Department will issue further guidance regarding Section 409A. The Firm


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reserves the right to modify the terms of your Fiscal Year [ ] award, including, without limitation, the payment provisions applicable to stock units, to the extent necessary or advisable to comply with Section 409A.

                  Capitalized terms used in this Award Certificate that are not defined in the text have the meanings set forth in Section 20 below, or in the EICP.

1.       Stock units generally.

                  Each of your stock units corresponds to one share of Morgan Stanley common stock. A stock unit constitutes an unsecured promise of Morgan Stanley to pay you one share of Morgan Stanley common stock on the conversion date for the stock unit. As the holder of stock units, you have only the rights of a general unsecured creditor of Morgan Stanley. You will not be a stockholder with respect to the shares of Morgan Stanley common stock underlying your stock units unless and until your stock units convert to shares.

2.       Vesting schedule and conversion.

                  (a) Vesting schedule. Your stock units will vest according to the following schedule: (i) 50% of your stock units will vest on the First Scheduled Vesting Date, and (ii) the remaining 50% of your stock units will vest on the Second Scheduled Vesting Date.(1) Any fractional stock units resulting from the application of the vesting schedule will be aggregated and will vest on the First Scheduled Vesting Date. The special vesting terms set forth in Sections 5 and 6 of this Award Certificate apply (i) if your Employment terminates by reason of your death or Disability, (ii) upon your Full Career Retirement, or (iii) upon a Change in Control or a Change in Ownership. Vested stock units are subject to the cancellation and withholding provisions set forth in this Award Certificate.

                  (b) Conversion. Except as otherwise provided in this Award Certificate, each of your vested stock units will convert to one share of Morgan Stanley common stock on the Scheduled Conversion Date.(2)

                  The shares delivered upon conversion of stock units will not be subject to any transfer restrictions, other than those that may arise under the securities laws or the Firm's employee trading policy, or to cancellation under the circumstances set forth in Section 7.


---------
(1) The vesting schedule presented in this form of Award Certificate is indicative. The vesting schedule applicable to awards may vary.

(2) The conversion schedule presented in this form of Award Certificate is indicative. The conversion schedule applicable to awards may vary.


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3.       Special provision for certain employees.

                  Notwithstanding the other provisions of this Award Certificate, the conversion of your vested stock units into Morgan Stanley common stock will be deferred if, at the time scheduled for conversion (whether on the Scheduled Conversion Date or some other time), Morgan Stanley considers you to be one of its executive officers and your compensation may not be fully deductible by virtue of Section 162(m) of the Internal Revenue Code. This deferral will continue until the termination of your employment with the Firm, and your vested stock units will convert into Morgan Stanley common stock as soon as administratively practicable thereafter; provided, however, that if Morgan Stanley considers you to be one of its "specified employees" as defined in Section 409A at the time of the termination of your employment with the Firm, such deferral will continue until the date that is six months after the termination of your employment with the Firm, and your vested stock units will convert into Morgan Stanley common stock as soon as administratively practicable thereafter; and provided, further, that in the event that your death or a Change in Ownership occurs at any time, payment will be made in accordance with Section 5(b) or 6, as applicable.

4.       Dividend equivalent payments.

                  Until your stock units convert to shares, if Morgan Stanley pays a dividend on its common stock, you will be paid a dividend equivalent for your vested and unvested stock units. No dividend equivalents will be paid to you, however, on any canceled stock units. Regular dividends will be paid on the shares of Morgan Stanley common stock following conversion of your stock units.

                  Morgan Stanley will decide on the form of payment and may pay dividend equivalents in shares of Morgan Stanley common stock, in cash or in a combination thereof. Morgan Stanley will pay the dividend equivalent as soon as administratively practicable after Morgan Stanley pays the corresponding dividend on its common stock; provided that Morgan Stanley may, in its discretion, defer the payment of any such dividend equivalents. Any such deferred dividend equivalents will be subject to any vesting requirements or restrictions on transfer specified by Morgan Stanley and may be denominated in stock units.

                  Because dividend equivalent payments are considered part of your compensation for income tax purposes, they will be subject to applicable tax and other withholding obligations.

5.       Death, Disability and Full Career Retirement.

                  The following special vesting and payment terms apply to your stock units:

                  (a) Death during Employment. If your Employment terminates due to death, all of your unvested stock units will immediately vest. Your stock units will convert to shares of Morgan Stanley common stock as soon as administratively practicable after Morgan Stanley receives appropriate notice of your death and such


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shares will be delivered to the beneficiary you have designated pursuant to
Section 11 or the legal representative of your estate, as applicable.

                  (b) Death after termination of Employment. If you die after the termination of your Employment, but prior to the Scheduled Conversion Date, your vested stock units will convert to shares of Morgan Stanley common stock as soon as administratively practicable after Morgan Stanley receives appropriate notice of your death, and such shares will be delivered to the beneficiary you have designated pursuant to Section 11 or the legal representative of your estate, as applicable.

                  (c) Disability. If your Employment terminates due to Disability, all of your unvested stock units will immediately vest. All of your stock units will convert to Morgan Stanley common stock on the Scheduled Conversion Date. The cancellation and withholding provisions set forth in this Award Certificate will continue to apply until your stock units convert to shares of Morgan Stanley common stock.

                  (d) Full Career Retirement. If your Employment terminates in a Full Career Retirement, then subject to Section 7 below:

                           (1) All of your unvested stock units will vest as
of the termination of your Employment.

                           (2) All of your vested stock units will convert to
Morgan Stanley common stock on the Scheduled Conversion Date. The cancellation and withholding provisions set forth in this Award Certificate will continue to apply until your stock units convert to Morgan Stanley common stock.

6.       Change in Control and Change in Ownership.

                  If there is a Change in Control or a Change in Ownership, all of your stock units will immediately vest.

                  If the Change in Control is not also a Change in Ownership, your stock units will convert to shares of Morgan Stanley common stock on the Scheduled Conversion Date. The cancellation and withholding provisions set forth in this Award Certificate will remain in effect as provided herein.

                  Your stock units will convert to shares of Morgan Stanley common stock as soon as administratively practicable after a Change in Ownership. The cancellation provisions set forth in Section 7 will no longer apply after a Change in Ownership.

7.       Cancellation of awards under certain circumstances.

                  The cancellation events set forth in this Section 7 are designed, among other things, to protect the Firm's interests in non-public, confidential and/or proprietary information, products, trade secrets, customer relationships, and other legitimate business interests, and to ensure an orderly transition of responsibilities. This Section 7 shall apply notwithstanding any other terms of this Award Certificate (except where sections in

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this Award Certificate specifically provide that the cancellation events set forth in this Section 7 no longer apply).

                  Your stock units, even if vested, are not earned until the Scheduled Conversion Date, and will be terminated and canceled prior to the Scheduled Conversion Date in any of the following circumstances:

                  (a) Competitive Activity. If you engage in Competitive Activity following the voluntary termination of your Employment, the following shall apply:

                           (1) If your Competitive Activity occurs before the
First Scheduled Vesting Date, then all of your stock units will terminate and be canceled immediately.

                           (2) If your Competitive Activity occurs on or after
the First Scheduled Vesting Date but before the Second Scheduled Vesting Date, then:

                           (i) 50% of your stock units will terminate and be
                  canceled immediately; and

                           (ii) The remaining 50% of your stock units will
                  remain outstanding and will continue to be subject to all the other terms and conditions set forth in this Award Certificate (including, without limitation, the cancellation provisions of Section 7(b) and the withholding provisions) until the Scheduled Conversion Date.

                           (3) If your Competitive Activity occurs on or after
the Second Scheduled Vesting Date, then all of your stock units will remain outstanding and will continue to be subject to all the other terms and conditions set forth in this Award Certificate (including, without limitation, the cancellation provisions of Section 7(b) and the withholding provisions) until the Scheduled Conversion Date.

                  (b) Other Events. If any of the following events occur at any time before the Scheduled Conversion Date, all of your stock units (whether or not vested) will terminate and be canceled immediately:

                           (1) Your Employment is terminated for Cause;

                           (2) Following the termination of your Employment,
the Firm determines that your Employment could have been terminated for Cause (for these purposes, "Cause" will be determined without giving consideration to any "cure" period included in the definition of "Cause");

                           (3) You disclose Proprietary Information to any
unauthorized person outside the Firm, or use or attempt to use Proprietary Information other than in connection with the business of the Firm, where such disclosure, use or attempt to use may be adverse to the interests of the Firm; or you fail to comply with your obligations (either during or after your Employment) under the Firm's Code of Conduct (and any


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applicable supplements) or otherwise existing between you and the Firm, relating to an assignment, procurement or enforcement of rights in Proprietary Information;

                           (4) You engage in a Wrongful Solicitation;

                           (5) You make any Unauthorized Comments; or

                           (6) You resign from your employment with the Firm
without having provided the Firm prior written notice of at least: (i) 180 days if you are a member of the Morgan Stanley Management Committee (or a successor committee) at the time of notice of your resignation; (ii) 90 days if you are a Managing Director (or equivalent title) at the time of notice of your resignation; (iii) 60 days if you are an Executive Director (or equivalent title) at the time of notice of your resignation; and (iv) 30 days if you are not a member of the Management Committee, Managing Director, Executive Director or equivalent title at the time of notice of your resignation.

8.       Tax and other withholding obligations.

                  Pursuant to rules and procedures that Morgan Stanley establishes, you may elect to satisfy the tax or other withholding obligation arising upon conversion of your stock units by having Morgan Stanley withhold shares of Morgan Stanley common stock or by tendering shares of Morgan Stanley common stock, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Shares withheld or tendered will be valued using the fair market value of Morgan Stanley common stock on the date your stock units convert using a valuation methodology established by Morgan Stanley.

                  Morgan Stanley may limit the amount of shares that you may have withheld or that you may tender in order to comply with applicable accounting standards or the Firm's policies in effect from time to time.

9.       Satisfaction of obligations.

                  Notwithstanding any other provision of this Award Certificate, Morgan Stanley may, in its sole discretion, take various actions affecting your stock units in order to collect amounts sufficient to satisfy any obligation that you owe to the Firm and any tax or other withholding obligations. These actions include the following:

                  (a) Upon conversion of stock units, including any accelerated conversion pursuant to Sections 5 or 6 above, Morgan Stanley may withhold a number of shares sufficient to satisfy any obligation that you owe to the Firm and any tax or other withholding obligations. The Firm shall determine the number of shares to be withheld by dividing the dollar value of your obligation to the Firm and any tax or other withholding obligations by the fair market value of Morgan Stanley common stock on the date of conversion.

                  (b) Morgan Stanley may withhold the payment of dividend equivalents on your stock units, or subject dividend equivalents to deferral, vesting conditions or


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restrictions on transfer, on such terms as it considers appropriate, to ensure satisfaction of any obligation that you owe the Firm or any tax or other withholding obligations.

Morgan Stanley's determination of the amount that you owe the Firm shall be conclusive. The fair market value of Morgan Stanley common stock for purposes of the foregoing provisions shall be determined using a valuation methodology established by Morgan Stanley.

10.      Nontransferability.

                  You may not sell, pledge, hypothecate, assign or otherwise transfer your stock units, other than as provided in Section 11 (which allows you to designate a beneficiary or beneficiaries in the event of your death) or by will or the laws of descent and distribution. This prohibition includes any assignment or other transfer that purports to occur by operation of law or otherwise. During your lifetime, payments relating to the stock units will be made only to you.

                  Your personal representatives, heirs, legatees, beneficiaries, successors and assigns, and those of Morgan Stanley, shall all be bound by, and shall benefit from, the terms and conditions of your award.

11.      Designation of a beneficiary.

                  You may make a written designation of beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Certificate in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with the Executive Compensation Department.

                  Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.

                  If you previously filed a designation of beneficiary form for your EICP awards with the Executive Compensation Department, such form will also apply to the stock units granted pursuant to this award. You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, Morgan Stanley may determine in its sole discretion to deliver the shares in question to your estate. Morgan Stanley's determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

12.      Ownership and possession.

                  (a) Generally. Generally, you will not have any rights as a stockholder in the shares of Morgan Stanley common stock corresponding to your stock units prior to conversion of your stock units.

                  Prior to conversion of your stock units, however, you will receive dividend equivalent payments, as set forth in Section 4 of this Award Certificate. In


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addition, if Morgan Stanley contributes shares of Morgan Stanley common stock corresponding to your stock units to a grantor trust it has established, you may be permitted to direct the trustee how to vote the shares in the trust corresponding to your stock units. Voting rights, if any, are governed by the terms of the grantor trust and may be amended by Morgan Stanley, in its sole discretion, at any time. Morgan Stanley is under no obligation to contribute shares corresponding to stock units to a trust. If Morgan Stanley elects not to contribute shares corresponding to your stock units to a trust, you will not have voting rights with respect to shares corresponding to your stock units until they convert to shares.

                  With respect to any provision of this Award Certificate that provides for vested stock units to convert to shares of Morgan Stanley common stock as soon as administratively practicable after a specified event or date, such conversion will be made by the later of the end of the calendar year in which the specified event or date occurs or the 15th day of the third calendar month following the specified event or date.

                  (b) Following conversion. Following conversion of your stock units you will be the beneficial owner of the net shares issued to you, and you will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the shares.

13.      Securities law compliance matters.

                  Morgan Stanley may affix a legend to the stock certificates representing shares of Morgan Stanley common stock issued upon conversion of your stock units (and any stock certificates that may subsequently be issued in substitution for the original certificates). The legend will read substantially as follows:

                  THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE WERE ISSUED PURSUANT TO MORGAN STANLEY'S 1995 EQUITY INCENTIVE COMPENSATION PLAN AND ARE SUBJECT TO THE TERMS AND CONDITIONS THEREOF AND OF AN AWARD CERTIFICATE FOR STOCK UNITS AND ANY SUPPLEMENT THERETO.

                  THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE MAY BE SUBJECT TO RESTRICTIONS ON TRANSFER BY VIRTUE OF THE SECURITIES ACT OF 1933.

                  COPIES OF THE PLAN, THE AWARD CERTIFICATE FOR STOCK UNITS AND ANY SUPPLEMENT THERETO ARE AVAILABLE THROUGH THE EXECUTIVE COMPENSATION DEPARTMENT.

                  Morgan Stanley may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.

14.      Compliance with laws and regulation.



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                  Any sale, assignment, transfer, pledge, mortgage,
encumbrance or other disposition of shares issued upon conversion of your stock units (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which the Firm or a Related Employer has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

15.      No entitlements.

                  (a) No right to continued Employment. This award is not an employment agreement, and nothing in this Award Certificate, the International Supplement, if applicable, or the EICP shall alter your status as an "at-will" employee of the Firm or your employment status at a Related Employer. None of this Award Certificate, the International Supplement, if applicable, or the EICP shall be construed as guaranteeing your employment by the Firm or a Related Employer, or as giving you any right to continue in the employ of the Firm or a Related Employer, during any period (including without limitation the period between the Date of the Award and any of the First Scheduled Vesting Date, the Second Scheduled Vesting Date, the Scheduled Conversion Date or any portion of any of these periods), nor shall they be construed as giving you any right to be reemployed by the Firm or a Related Employer following any termination of Employment.

                  (b) No right to future awards. This award, and all other awards of stock units, stock options and other equity-based awards, are discretionary. This award does not confer on you any right or entitlement to receive another award of stock units, stock options or any other equity-based award at any time in the future or in respect of any future period.

                  (c) No effect on future employment compensation. Morgan Stanley has made this award to you in its sole discretion. This award does not confer on you any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Firm's discretion to determine the amount, if any, of your compensation. In addition, this award is not part of your base salary or wages and will not be taken into account in determining any other employment-related rights you may have, such as rights to pension or severance pay.

16.      Consents under local law.

                  Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

17.      Award modification.

                  Morgan Stanley reserves the right to modify or amend unilaterally the terms and conditions of your stock units, without first asking your consent, or to waive


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any terms and conditions that operate in favor of Morgan Stanley. These amendments may include (but are not limited to) changes that Morgan Stanley considers necessary or advisable as a result of changes in, or the adoption of any new law, regulation, ruling, judicial decision or accounting standard. Morgan Stanley may not modify your stock units in a manner that would materially impair your rights in your stock units without your consent; provided, however, that Morgan Stanley may, without your consent, amend or modify your stock units in any manner that Morgan Stanley considers necessary or advisable to comply with any legal requirement or to ensure that your stock units are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to payment. Morgan Stanley will notify you of any amendment of your stock units that affects your rights. Any amendment or waiver of a provision of this Award Certificate (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by the Global Director of Human Resources or the Chief Administrative Officer (or if such positions no longer exist, by the holder of an equivalent position) to be effective.

18.      Severability.

                  In the event Morgan Stanley determines that any provision of this Award Certificate would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Certificate will be construed and enforced as if the provision had not been included in this Award Certificate as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

19.      Governing law.

                  This Award Certificate and the legal relations between you and Morgan Stanley will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

20.      Defined terms.

                  For purposes of this Award Certificate, the following terms shall have the meanings set forth below:

                  (a) "Board" means the Board of Directors of Morgan Stanley.

                  (b) "Cause" means:

                           (1) any act or omission which constitutes a breach of your obligations to the Firm or your failure or refusal to perform satisfactorily any duties reasonably required of you, which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of your


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         incapacity due to physical or mental illness) within ten (10)
         business days after written notification thereof to you by the Firm;

                           (2) your commission of any dishonest or fraudulent act, or any other act or omission, which has caused or may reasonably be expected to cause injury to the interest or business reputation of the Firm; or

                           (3) your violation of any securities, commodities or banking laws, any rules or regulations issued pursuant to such laws, or rules or regulations of any securities or commodities exchange or association of which the Firm is a member or of any policy of the Firm relating to compliance with any of the foregoing.

                  (c) A "Change in Control" shall be deemed to have occurred if any of the following conditions shall have been satisfied:

                           (1) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange
         Act), other than (i) any employee plan established by Morgan Stanley or any of its Subsidiaries (as defined in the EICP), (ii) any group of employees holding shares subject to agreements relating to the voting of such shares, (iii) Morgan Stanley or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by stockholders of Morgan Stanley in substantially the same proportions as their ownership of Morgan Stanley, is or becomes the beneficial owner, directly or indirectly, of securities of Morgan Stanley (not including in the securities beneficially owned by such person any securities acquired directly from Morgan Stanley or its affiliates other than in connection with the acquisition by Morgan Stanley or its affiliates of a business) representing 25% or more of either the total fair market value or total voting power of the stock of Morgan Stanley;

                           (2) a change in the composition of the Board such that individuals who, as of the Date of the Award, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Date of the Award whose election, or nomination for election by Morgan Stanley's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;



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                           (3) the consummation of a merger or consolidation
         of Morgan Stanley with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of Morgan Stanley (or any direct or indirect subsidiary of Morgan Stanley) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which results in the voting securities of Morgan Stanley outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Morgan Stanley or any of its Subsidiaries, at least 66-2/3% of the combined voting power of the voting securities of Morgan Stanley or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Morgan Stanley (or similar transaction) in which no person (determined pursuant to clause (1) above) is or becomes the beneficial owner, directly or indirectly, of securities of Morgan Stanley (not including in the securities beneficially owned by such person any securities acquired directly from Morgan Stanley or its affiliates other than in connection with the acquisition by Morgan Stanley or its affiliates of a business) representing 25% or more of either the then outstanding shares of Morgan Stanley common stock or the combined voting power of Morgan Stanley's then outstanding voting securities; or

                           (4) the stockholders of Morgan Stanley approve a plan of complete liquidation of Morgan Stanley or an agreement for the sale or disposition by Morgan Stanley of all or substantially all of Morgan Stanley's assets, other than a sale or disposition by Morgan Stanley of all or substantially all of Morgan Stanley's assets to an entity, at least 66-2/3% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of Morgan Stanley immediately prior to such sale.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Morgan Stanley common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of Morgan Stanley immediately prior to such transaction or series of transactions.

                  (d) A "Change in Ownership" shall be deemed to have occurred if any of the following conditions shall have been satisfied:

                           (1) any one person or more than one person acting as a group (as determined under Section 409A), other than (i) any employee plan established by Morgan Stanley or any of its Subsidiaries (as defined in the EICP), (ii) any group of employees holding shares subject to agreements relating to the voting of such shares, (iii) Morgan Stanley or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by stockholders of Morgan Stanley in substantially the same proportions as their ownership of Morgan Stanley, is or becomes the beneficial owner, directly or indirectly, of securities of Morgan Stanley (not including in the securities beneficially owned by such person(s) any securities acquired directly from Morgan Stanley or its affiliates other than in connection with the acquisition by Morgan Stanley or its affiliates of a business) representing more than 50% of either the total fair market value or total voting power of the stock of Morgan Stanley;

                           (2) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the "Existing Board") cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by Morgan Stanley's stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board;

                           (3) the consummation of a merger or consolidation of Morgan Stanley with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of Morgan Stanley (or any direct or indirect subsidiary of Morgan Stanley) pursuant to applicable stock exchange requirements, provided that immediately following such merger or consolidation the stockholders of the other corporation or other entity own securities representing more than 50% of the total voting power of Morgan Stanley stock (or if Morgan Stanley is not the surviving entity of such merger or consolidation, securities representing more than 50% of the total voting power of the stock of such surviving entity), but not counting for purposes thereof any shares of Morgan Stanley stock that such stockholders owned immediately prior to such merger or consolidation (or if Morgan Stanley is not the surviving entity of such merger or consolidation, not counting any securities of the surviving entity into which any shares of Morgan Stanley stock that such stockholders owned immediately prior to such merger or consolidation are converted); and provided, further, that a merger or consolidation effected to implement a recapitalization of Morgan Stanley (or similar transaction) in which no person (as determined under Section 409A) is or becomes the beneficial owner, directly or indirectly, of securities of Morgan Stanley (not including in the securities beneficially owned by such person any securities acquired directly from Morgan Stanley or its affiliates other than in connection with the acquisition by Morgan Stanley or its affiliates of a business) representing more than 50% of either the then outstanding shares of Morgan Stanley common stock or the combined voting power of Morgan Stanley's then outstanding voting securities shall not be considered a Change in Ownership; or

                           (4) the complete liquidation of Morgan Stanley or the sale or disposition by Morgan Stanley of all or substantially all of Morgan Stanley's assets in which any one person or more than one person acting as a group (as determined under Section 409A) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Morgan Stanley that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of Morgan Stanley immediately prior to such acquisition or acquisitions.

                  Notwithstanding the foregoing, (i) no Change in Ownership shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Morgan Stanley common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of Morgan Stanley immediately prior to such transaction or series of transactions and (ii) no event or circumstances described in any of clauses
(1) through (4) above shall constitute a Change in Ownership unless such event or circumstances also constitute a change in the ownership or effective control of Morgan Stanley, or in the ownership of a substantial portion of Morgan Stanley's assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Ownership shall be deemed to have occurred upon the acquisition of additional control of Morgan Stanley by any one person or more than one person acting as a group that is considered to effectively control Morgan Stanley.

                  For purposes of the provisions of this Award Certificate, terms used in the definition of a Change in Ownership shall be as defined or interpreted pursuant to Section 409A.

                  (e) "Compensation Committee" means the Compensation, Management Development and Succession Committee of the Board.

                  (f) "Competitive Activity" means:

                           (1) becoming, or entering into any arrangement as, an employee, officer, partner, member, proprietor, director, independent contractor, consultant, advisor, representative or agent of, or serving in any similar position or capacity with, a Competitor, where you will be responsible for providing, or managing or supervising others who are providing, services (x) that are similar or substantially related to the services that you provided to the Firm, or (y) that you had direct or indirect managerial or supervisory responsibility for at the Firm, or (z) that calls for the application of the same or similar specialized knowledge or skills as those utilized by you in your services for the Firm, in each such case, at any time during the year preceding the termination of your employment with the Firm; or

                           (2) either alone or in concert with others, forming, or acquiring a 5% or greater equity ownership, voting interest or profit participation in, a Competitor.

                  (g) "Competitor" means any corporation, partnership or other entity that is engaged in any activity, or that owns a significant interest in any corporation, partnership or other entity, that competes with any business activity the Firm engages in, or that you reasonably knew or should have known that the Firm was planning to engage in, at the time of the termination of your Employment.

                  (h) "Date of the Award" means [insert grant date, which typically will coincide approximately with the end of the fiscal year in respect of which the award is made].

                  (i) "Disability" means any condition that would qualify for a benefit under any group long-term disability plan maintained by the Firm and applicable to you.

                  (j) "EICP" means the 1995 Equity Incentive Compensation Plan, as amended.

                  (k) "Employed" and "Employment" refer to employment with the Firm and/or Related Employment.

                  (l) The "Firm" means Morgan Stanley (including any successor thereto) together with its subsidiaries and affiliates. For purposes of the definitions of "Cause," "Proprietary Information," "Unauthorized Comments" and "Wrongful Solicitation" set forth in this Award Certificate, references to the "Firm" shall refer to the Firm as defined in the preceding sentence and your Related Employer, if any. For purposes of the cancellation provisions set forth in this Award Certificate relating to disclosure or use of Proprietary Information, references to the "Firm" shall refer to the Firm as defined in the second preceding sentence or your Related Employer, as applicable.

                  (m) "First Scheduled Vesting Date" means [second anniversary of January 2 following the Date of the Award].

                  (n) "Fiscal Year [ ]" means the fiscal year beginning on December 1, [ ] and ending on November 30, [ ].

                  (o) "Full Career Retirement" means the termination of your Employment by you or by the Firm for any reason other than for Cause (or any other cancellation event described in Section 7) and other than due to your death or Disability.(3)

---------
(3) Some awards may include age and/or service conditions in order for a termination of Employment to qualify as Full Career Retirement.

                  (p) "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  (q) "Proprietary Information" means any information that may have intrinsic value to the Firm, the Firm's clients or other parties with which the Firm has a relationship, or that may provide the Firm with a competitive advantage, including, without limitation, any trade secrets; inventions (whether or not patentable); formulas; flow charts; computer programs; access codes or other systems information; algorithms; technology and business processes; business, product, or marketing plans; sales and other forecasts; financial information; client lists or other intellectual property; information relating to compensation and benefits; and public information that becomes proprietary as a result of the Firm's compilation of that information for use in its business, provided that such Proprietary Information does not include any information which is available for use by the general public or is generally available for use within the relevant business or industry other than as a result of your action. Proprietary Information may be in any medium or form, including, without limitation, physical documents, computer files or disks, videotapes, audiotapes, and oral communications.

                  (r) "Related Employment" means your employment with an employer other than the Firm (such employer, herein referred to as a "Related Employer"), provided: (i) you undertake such employment at the written request or with the written consent of Morgan Stanley's Global Director of Human Resources; (ii) immediately prior to undertaking such employment you were an employee of the Firm or were engaged in Related Employment (as defined herein); and (iii) such employment is recognized by the Compensation Committee in its discretion as Related Employment; and, provided further that the Firm may (1) determine at any time in its sole discretion that employment that was recognized by the Compensation Committee as Related Employment no longer qualifies as Related Employment, and (2) condition the designation and benefits of Related Employment on such terms and conditions as the Firm may determine in its sole discretion. The designation of employment as Related Employment does not give rise to an employment relationship between you and the Firm, or otherwise modify your and the Firm's respective rights and obligations.

                  (s) "Scheduled Conversion Date" means the fifth business day of the fourth fiscal quarter of [fifth year following the Date of the Award] or as soon thereafter as administratively practicable.

                  (t) "Scheduled Vesting Date" means the First Scheduled Vesting Date and/or the Second Scheduled Vesting Date, as the context requires.

                  (u) "Second Scheduled Vesting Date" means [third anniversary of January 2 following the Date of the Award].

                  (v) "Section 409A" means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance issued thereunder.

                  (w) You will be deemed to have made "Unauthorized Comments" about the Firm if, while Employed or following the termination of your Employment you make, directly or indirectly, any negative, derogatory, or disparaging comment, whether written, oral or in electronic format, to any reporter, author, producer or similar person or entity or to any general public media in any form (including, without limitation, books, articles or writings of any other kind, as well as film, videotape, audio tape, computer/Internet format or any other medium) that concerns directly or indirectly the Firm, its business or operations, or any of its current or former agents, employees, officers, directors, customers or clients.

                  (x) A "Wrongful Solicitation" occurs upon either of the following events:

                           (1) while Employed, including during any notice period applicable to you in connection with the termination of your Employment, or within 180 days after the termination of your Employment, directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind), you hire or solicit, recruit, induce, entice, influence or encourage any Firm employee to leave the Firm or become hired or engaged by another firm; provided, however, that this clause shall apply only to employees with whom you worked or had professional or business contact, or who worked in or with your business unit, during any notice period applicable to you in connection with the termination of your Employment or during the 180 days preceding notice of the termination of your Employment; or

                           (2) while Employed, including during any notice period applicable to you in connection with the termination of your Employment, or within 90 days (180 days if you are a member of the Management Committee at the time of notice of termination) after the termination of your Employment, directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind), you solicit or entice away or in any manner attempt to persuade any client or customer, or prospective client or customer, of the Firm (i) to discontinue or diminish his, her or its relationship or prospective relationship with the Firm or
         (ii) to otherwise provide his, her or its business to any person, corporation, partnership or other business entity which engages in any line of business in which the Firm is engaged (other than the Firm); provided, however, that this clause shall apply only to clients or customers, or prospective clients or customers, that you worked for on an actual or prospective project or assignment during any notice period applicable to you in connection with the termination of your Employment or during the 180 days preceding notice of the termination of your Employment.

                  IN WITNESS WHEREOF, Morgan Stanley has duly executed and delivered this Award Certificate as of the [ ] day of [month] [year].



                                      MORGAN STANLEY


                                      /s/
                                      ------------------------------------
                                      [Name]
                                      [Title]

                                                                    APPENDIX A

                     Designation of Beneficiary(ies) Under
                 the Equity Incentive Compensation Plan (EICP)


This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under the EICP, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my EICP awards.

I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my awards under the Equity Incentive Compensation
Plan:

         Beneficiary(ies) Name                       Relationship                           Percentage
         ---------------------                       ------------                           ----------
(1)
   ---------------------------------     ------------------------------------     ------------------------------------
(2)
   ---------------------------------     ------------------------------------     ------------------------------------
(3)
   ---------------------------------     ------------------------------------     ------------------------------------
(4)
   ---------------------------------     ------------------------------------     ------------------------------------

Address(es) of Beneficiary(ies):
(1)
(2)
(3)
(4)


_____________________________________________________________________
Name:  (please print)                                Date


_____________________________________________
Signature


Please sign and return this form to the Executive Compensation Department, [insert address].